Exhibit 1

                             OLD NATIONAL BANCORP


                              Medium-Term Notes
                  Due Nine Months or More From Date of Issue


                            DISTRIBUTION AGREEMENT

                                                                August 4, 1997


Smith Barney Inc.
390 Greenwich Street - 4th Floor
New York, New York 10013

Dear Sirs:

     Old National Bancorp, an Indiana corporation (the "Company"), confirms its agreement with Smith Barney Inc. (the "Agent") with respect to the issue and sale by the Company of its Medium-Term Notes Due Nine Months or More From Date of Issue (the "Notes"). The Notes are to be issued pursuant to an Indenture, dated as of July 23, 1997 (as amended, supplemented or modified from time to time, the "Indenture"), between the Company and Bank One, NA, as trustee (the "Trustee"). As of the date hereof, the Company has authorized the issuance and sale of up to $150,000,000 aggregate initial offering price of Notes to or through the Agent pursuant to the terms of this Agreement. It is understood, however, that the Company may from time to time authorize the issuance of additional Notes and that such additional Notes may be sold to or through the Agent pursuant to the terms of this Agreement, all as though the issuance of such Notes were authorized as of the date hereof.

     This Distribution Agreement (the "Agreement") provides both for the sale of Notes by the Company directly to investors (as may from time to time be agreed to by the Company and the Agent), in which case the Agent will act as the agent of the Company in soliciting offers for the purchase of the Notes, and for the sale of Notes by the Company to the Agent as principal for resale to investors and other purchasers.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-29433) and pre-effective amendment No. 1 thereto for the registration of debt securities of the Company under the Securities Act of 1933, as amended (the "1933 Act"), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), and the Company has filed or will file such post-effective amendments thereto as may be required prior to any acceptance

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by the Company of an offer for the purchase of Notes.  Such registration statement (as so amended) has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement, as so amended (and any further registration statements which may be filed by the Company for the purpose of registering additional Notes and in connection with which this Agreement is included or incorporated by reference as an exhibit) is referred to herein as the "Registration Statement"; and the final prospectus, dated July 23, 1997, constituting a part of the Registration Statement, and all applicable amendments or supplements thereto in which the Agent is named as the agent of the Company (including the final prospectus supplement and pricing supplement in which the Agent is named as the agent of the Company relating to the offering of Notes), in the form first furnished to the Agent, are collectively referred to herein as the "Prospectus" (except that if any revised prospectus shall be provided to the Agent by the Company for use in connection with the offering of the Notes, the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Agent); provided, however, that all references to the "Registration Statement" and the "Prospectus" shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act"); provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (a "Rule 462(b) Registration Statement"), then, after such filing, all references to the "Registration Statement" shall also be deemed to include the Rule 462(b) Registration Statement. A "preliminary prospectus" shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus furnished by the Company after the registration statement became effective and before any acceptance by the Company of an offer for the purchase of Notes which omitted information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

SECTION 1.   Appointment as Agent.
             --------------------

     (a) Appointment. Subject to the terms and conditions stated herein and subject to the reservation by the Company of the right to sell Notes directly on its own behalf, the Company hereby appoints the Agent as the agent of the Company for purpose of soliciting purchases of the Notes from the Company by others.

     (b) Sale of Notes. The Company shall not sell or approve the solicitation of purchases of Notes in excess of the amount which shall be authorized by the Company from time to time or in excess of the aggregate initial offering price of Notes registered pursuant to the Registration Statement. The Agent shall have no responsibility for maintaining records with respect to the aggregate initial offering price of Notes sold, or of otherwise monitoring the availability of Notes for sale, under the Registration Statement.

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     (c)     Solicitations as Agent.  Unless otherwise agreed upon by the
Agent and the Company, the Agent, acting solely as agent for the Company and not as principal, will solicit offers for the purchase of the Notes. The Agent will communicate to the Company, orally or in writing, each reasonable offer to purchase Notes solicited by it on an agency basis, other than those offers rejected by the Agent. The Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, in whole or in part, and any such rejection shall not be deemed a breach of its agreement contained herein. The Company may, in its discretion, accept or reject any proposed purchase of Notes, in whole or in part. The Agent shall make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Notes has been solicited by it on an agency basis and accepted by the Company. The Agent shall not have any liability to the Company in the event that any such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Notes to a purchaser whose offer has been solicited by the Agent on an agency basis and accepted by the Company, the Company shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay to the Agent any commission to which it would otherwise be entitled absent such default.

     (d) Purchases as Principal. The Agent shall not have any obligation to purchase Notes from the Company as principal. However, the Agent may agree from time to time to purchase Notes from the Company as principal for resale to investors and other purchasers determined by the Agent. Absent such agreement, the Agent shall be deemed to be acting solely as the agent for the Company in connection with any offering of Notes by the Company through the Agent. Any purchase of Notes from the Company by the Agent as principal shall be made in accordance with Section 3(b) hereof.

     (e) Reliance. The Company and the Agent agree that any Notes purchased by the Agent as principal shall be purchased, and any Notes the placement of which the Agent arranges as the agent of the Company shall be placed by the Agent, in reliance on the representations, warranties, covenants and agreements of the Company contained herein and on the terms and conditions and in the manner provided herein.

SECTION 2.   Representations and Warranties by the Company.
             ---------------------------------------------

     The Company represents and warrants to the Agent, as of the date hereof, as of the date of each acceptance by the Company of an offer for the purchase of Notes (whether to the Agent as principal or through the Agent as agent), as of the date of each delivery of Notes (whether to the Agent as principal or through the Agent as agent) (the date of each such delivery to the Agent as principal is referred to herein as a "Settlement Date"), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes or similar changes) (each of the times referenced above is referred to herein as a "Representation Date"), as follows:

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     (a)     Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission or the state securities authority of any jurisdiction, and any request on the part of the Commission for additional information has been complied with. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission or the state securities authority of any jurisdiction. In addition, the Indenture has been duly qualified under the 1939 Act.

     At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the most recent Annual Report on Form 10-K of the Company with the Commission) became effective and at each Representation Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at each Representation Date, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company elects to rely upon Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agent expressly for use in the Registration Statement or the Prospectus or to that part of the Registration Statement which constitutes the Trustees' Statement of Eligibility under the 1939 Act (the "Form T-1").

     Each preliminary prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Agent for use in connection with the offering of the Notes will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Notes, the Company has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees thereof.

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     (b)     Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") and, when read together with the other information in the Prospectus, at the date hereof, at the date of the Prospectus, and at each Representation Date, or during the period in which a prospectus is required to be delivered, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Agent expressly for use in the Registration Statement or the Prospectus or to that part of the Registration Statement which constitutes the Form T-1.

     (c) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

     (d) Financial Statements. The financial statements included, or incorporated by reference, in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its subsidiaries at the respective dates indicated and the consolidated statement of income, shareholders' equity and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included, or incorporated by reference, in the Registration Statement and the Prospectus present fairly, in accordance with GAAP, the information required to be stated therein. The selected financial data, the summary financial information and other financial information and data included, or incorporated by reference, in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included, or incorporated by reference, in the Registration Statement and the Prospectus. In addition, any pro forma financial information and the related notes thereto included, or incorporated by reference, in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines and the guidelines of the American Institute of Certified Public Accountants ("AICPA") with respect to pro forma information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All historical financial statements and information and all pro forma financial statements and information required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations are included, or incorporated by reference, in the Registration Statement and the Prospectus.

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     (e)     No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the financial condition or in the earnings, assets or business of the Company or any of its subsidiaries, whether or not arising in the ordinary course of business, which would be material to the Company and its subsidiaries on a consolidated basis (anything which would be material to the Company and its subsidiaries on a consolidated basis, being hereinafter referred to as "Material"; and such a material adverse change, a "Material Adverse Effect"), (ii) no casualty loss or condemnation or other adverse event with respect to the properties of the Company or any of its subsidiaries has occurred which would have a Material Adverse Effect, (iii) there have been no transactions or acquisitions entered into by the Company or any of its subsidiaries which would be Material, (iv) except for regular quarterly distributions on shares of the Company's Common Stock, without par value (the "Common Stock"), and stock dividends relating to the Common Stock, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (v) with the exception of (A) transactions in connection with the Company's Stock Purchase and Discounted Dividend Reinvestment Plan, (B) stock dividends or stock splits relating to the Common Stock, (C) purchases or redemptions by the Company of shares of Common Stock, and (D) issuance of Common Stock by the Company in connection with any acquisition by the Company of a Subsidiary (as defined in the Indenture) that is not required to be reported on Form 8-K (whether pursuant to Item 2 or Item 5 thereof), there has been no change in the capital stock of the Company which would be Material and (vi) there has been no increase in the outstanding indebtedness for borrowed money of the Company or any of its subsidiaries which would be Material.

     (f) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereof which have not been so described and/or filed as required and the descriptions thereof or references thereto are correct in all material respects and no Material defaults exist in the due performance or observance of any material obligation, agreement, covenant or condition contained in any such contract or document except as described in the Registration Statement, the Prospectus or the documents incorporated by reference therein.

     (g) Organization of the Company. The Company has been duly organized and is validly existing as a corporation under the laws of the State of Indiana and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

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     (h)     Capitalization.  The authorized, issued and outstanding shares of capital stock of the Company are as set forth or incorporated by reference in the Prospectus. All the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable and have been offered and sold or exchanged in compliance with all applicable laws (including, without limitation, federal and state securities laws). No such shares were issued in violation of preemptive or other similar rights arising by operation of law, under the Company's Articles of Incorporation or By-Laws, or under any agreement to which the Company is or, at the time of such issuance was, a party. Except for the Company's 8% Convertible Subordinated Debentures due September 15, 2012, the rights issued pursuant to the Company's Shareholder Rights Plan and options to purchase shares of Common Stock held by certain executive officers of DuBois County Bank and Workingmens/ONB Bank, there are no outstanding securities convertible into or exchangeable for any shares of capital stock of the Company and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of capital stock of the Company.

     (i) Subsidiaries. Each of the Company's subsidiaries has been duly organized and is validly existing and in good standing under the laws of the state of its jurisdiction of organization (or, with respect to each of the Company's subsidiaries that is a national bank, under federal law), with the requisite power and authority to own, lease and operate its properties, and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus. Each such entity is duly qualified or registered as a foreign corporation or other entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. All of the issued and outstanding capital stock of each of the Company's subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable, has been offered, sold or exchanged in compliance with all applicable laws (including without limitation, federal or state securities laws) and are owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (collectively, "Liens"). No shares of capital stock or other equity interests of any Significant Subsidiary (as defined in the Indenture) of the Company are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock or other equity interests of such entities and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribe for shares of such capital stock or any other securities of such entities, except as disclosed in the Prospectus.

     (j) Authorization of the Notes. The Notes have been duly authorized by all necessary action on the part of the Company, and, when the variable terms of the Notes have been established by the authorized committee or officers of the Company to whom such authority has been delegated and the Notes have been executed and authenticated in the manner provided for in the Indenture and delivered by the Company pursuant to this Agreement and any applicable Pricing Supplement (as hereinafter defined) against payment of the consideration therefor, (i) the Notes will constitute valid and legally binding obligations of

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the Company, enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, and (ii) each registered holder of Notes will be entitled to the benefits of the Indenture. The Notes are or will be in the form contemplated by the Indenture. The Notes, when issued, rank and will rank on a parity with all unsecured indebtedness (other than subordinated indebtedness) of the Company that is outstanding on a Representation Date or that may be incurred thereafter and senior to all subordinated indebtedness that is outstanding on a Representation Date or that may be incurred thereafter.

     (k) Authorization of the Indenture. The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Indenture has been duly qualified under the 1939 Act and conforms, in all material respects, to the descriptions thereof contained in the Prospectus.

     (l) Descriptions of the Notes. The Indenture and the Notes, as of the date of the Prospectus, conform, and when issued and delivered in accordance with the terms of this Agreement, the Indenture and the applicable Pricing Supplement will conform, in all material respects to the statements relating thereto contained in the Prospectus and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement and will comply with all applicable legal requirements.

     (m)     Investment Grade Rating.   The Notes will have an investment
grade rating from one or more nationally recognized statistical rating organizations at each applicable Representation Date. Further, the Medium-Term Note Program under which the Notes are issued (the "Program"), as well as the Notes, are rated Baa1 by Moody's Investors Service, Inc. ("Moody's") and A-minus/A-2 by Standard & Poor's Ratings Service ("S&P"), or such other ratings as to which the Company shall have most recently notified the Agent pursuant to Section 4(a) hereof.

     (n) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (o) Absence of Defaults and Conflicts. None of the Company or any of its subsidiaries is in violation of the provisions of its charter, by-laws or other organizational document, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound, or to which any of its properties or assets are subject

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(collectively, "Agreements and Instruments"), except for such violations or defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Indenture, the Notes and any other agreement or instrument entered into or issued, or to be entered into or issued, by the Company in connection with the transactions contemplated hereby or thereby, and the consummation of the transactions contemplated hereby and thereby (including the issuance and sale of the Notes and the use of the proceeds from the sale of the Notes as described in the Prospectus under the caption "Use of Proceeds"), and compliance by the Company with its obligations hereunder and thereunder, do not and will not, with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any of its subsidiaries pursuant to, any Agreements and Instruments, except for such conflicts, breaches, defaults, Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation of the provisions of the Articles of Incorporation or By-Laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, except for such violations that would not have a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a material portion of such indebtedness by the Company or any of its subsidiaries.

     (p) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency or any other entity or person is necessary or required for the performance by the Company of its obligations under this Agreement or the Indenture or in connection with the transactions contemplated under this Agreement or the Indenture, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or under the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD").

     (q) Absence of Proceedings. There is no action, suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, or any of their respective officers or directors, which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated or incorporated by reference therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the assets, properties or operations thereof or the consummation of the transactions contemplated by this Agreement or the Indenture. The aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective assets, properties or operations is the subject which are not described in the Registration

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Statement and the Prospectus, including ordinary routine litigation incidental to their business, could not reasonably be expected to result in a Material Adverse Effect.

     (r) Possession of Licenses and Permits. The Company and each of its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except for such Governmental Licenses, the failure to obtain would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and each of its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

     (s) Title to Property. The Company and its subsidiaries have good and marketable title to all property and other assets owned by them free and clear of Liens, except (i) as otherwise stated in the Registration Statement and the Prospectus, or (ii) those which do not, singly or in the aggregate, Materially (x) affect the value of such property or (y) interfere with the use made and proposed to be made of such property by the Company and its subsidiaries. All leases and subleases under which the Company or any of its subsidiaries holds properties are in full force and effect, except for such which would not have a Material Adverse Effect.

     (t) Investment Company Act. The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     (u) Officers' Certificates. Any certificate signed by an officer of the Company or any authorized representative of the Company and delivered to the Agent or to counsel for the Agent in connection with an offering of the Notes shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 3.   Solicitations as Agent; Purchases as Principal.
             ----------------------------------------------

     (a) Solicitations as Agent. On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, when agreed by the Company and the Agent, the Agent, as the agent of the Company, will use its reasonable efforts to solicit offers to purchase the Notes upon the terms and conditions set forth herein

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

and in the Prospectus. The Agent is not authorized to appoint sub-agents with respect to Notes sold through it as agent. All Notes sold through the Agent as agent will be sold at 100% of their principal amount unless otherwise agreed to by the Company and the Agent.

     The Company reserves the right, in its sole discretion, to suspend solicitation of offers to purchase the Notes through the Agent, as the agent of the Company, commencing at any time for any period of time. As soon as practicable after receipt of instructions from the Company, the Agent will suspend solicitation of offers to purchase the Notes from the Company until such time as the Company has advised the Agent that such solicitation may be resumed.

     The Company agrees to pay the Agent a commission, in the form of a discount, equal to the applicable percentage of the principal amount of each Note sold by the Company as a result of a solicitation made by the Agent as set forth in Schedule A hereto.

     (b) Purchases as Principal. Notes purchased from the Company by the Agent, individually or in a syndicate, as principal shall be made in accordance with terms agreed upon between the Agent and the Company (which terms, unless otherwise agreed, shall, to the extent applicable, include those terms specified in Exhibit A hereto and be agreed upon orally, with written confirmation prepared by the Agent and delivered to the Company). The Agent's commitment to purchase Notes as principal shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Unless the context otherwise requires, references herein to "this Agreement" shall include the applicable agreement of the Agent to purchase Notes from the Company as principal. Each purchase of Notes, unless otherwise agreed, shall be at a discount from the principal amount of each such Note equivalent to the applicable commission set forth in Schedule A hereto. The Agent may engage the services of any other broker or dealer in connection with the resale of the Notes purchased by it as principal and may allow all or any portion of the discount received from the Company in connection with such purchases to such brokers and dealers. At the time of each purchase of Notes from the Company by the Agent as principal, the Agent shall specify the requirements for the stand-off agreement, officers' certificate, opinions of counsel and comfort letter pursuant to Sections 4(k), 7(b), 7(c) and 7(d) hereof.

     (c) Administrative Procedures. The purchase price, interest rate or formula, maturity date and other terms of the Notes (as applicable) specified in Exhibit A hereto shall be agreed upon by the Company and the Agent and specified in a pricing supplement to the Prospectus (each, a "Pricing Supplement") to be prepared in connection with each sale of Notes. Except as may be otherwise specified in the applicable Pricing Supplement, the Notes will be issued in denominations of U.S. $1,000 or any larger amount that is an integral multiple of U.S. $1,000. Administrative procedures with respect to the issuance and sale of Notes shall be agreed upon from time to time by the Company, the Agent and the Trustee (the "Procedures"). The Agent and the Company agree to perform, and the Company agrees to cause the Trustee to agree to perform, their respective duties and obligations specifically provided to be performed by them in the Procedures.

     (d) Sales Directly to Third Parties. The Company shall have the right, in its discretion, to sell Notes directly on its own behalf to any third party. No commission, fee or other compensation shall be paid to the Agent for any such sale of Notes directly by the Company.

SECTION 4.   Covenants of the Company.
             ------------------------

     The Company covenants with the Agent as follows:

     (a) Notice of Certain Events. The Company will notify the Agent immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any amendment or supplement to the Prospectus or any document to be filed pursuant to the 1934 Act which will be incorporated by reference in the Prospectus (other than any document as to which notice has been given by the Company pursuant to Section 4(b) hereof), (iii) the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and (vi) any change in the rating assigned by any nationally recognized statistical rating organization to the Program or any debt securities of the Company or the public announcement by any nationally recognized statistical rating organization that it has under surveillance or review, with possible negative implications, its rating of the Program or any debt securities of the Company, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such debt securities. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible time.

     (b) Notice of Certain Proposed Filings. The Company will give the Agent advance notice of its intention to file or prepare any additional registration statement with respect to the registration of additional Notes, any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment or supplement to the Prospectus whether by filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise, and will furnish the Agent copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable time in advance of such proposed filing or use, as the case may be.

     (c) Copies of the Registration Statement and the Prospectus. The Company will deliver to the Agent and to counsel for the Agent, without charge, as many signed and conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as the Agent or counsel to the Agent reasonably request. The Company will furnish to the Agent and to counsel for the Agent, without charge, as many copies of the Prospectus (as amended or supplemented) as the Agent or counsel to the Agent reasonably request so long as the Agent is required to deliver a Prospectus in connection with sales or solicitations of offers to purchase the Notes. The Registration Statement and each amendment thereto and the Prospectus and any amendments or supplements thereto furnished to the Agent or counsel to the Agent will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

     (d) Preparation of Pricing Supplements. The Company will prepare a Pricing Supplement with respect to any Notes to be sold to or through the Agent pursuant to this Agreement, in a form previously approved by the Agent. The Company will deliver such Pricing Supplement no later than 11:00 A.M., New York City time, on the business day following the date of the Company's acceptance of the offer for the purchase of such Notes and will file such Pricing Supplement pursuant to Rule 424(b)(2) under the 1933 Act not later than the close of business of the Commission on the second business day after the date on which such Pricing Supplement is first used.

     (e) Revisions of Prospectus - Material Changes. Except as otherwise provided in Section 4(l) hereof, if at any time during the term of this Agreement any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Agent or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus not contain an untrue statement of a material fact or not omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend the Registration Statement in order that the Registration Statement not contain an untrue statement of a material fact or not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or if it shall be necessary, in the opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company shall give immediate notice, confirmed in writing, to the Agent to cease the solicitation of offers to purchase the Notes in its capacity as Agent and to cease sales of any Notes the Agent may then own as principal, and the Company will promptly prepare and file such amendment to the Registration Statement or supplement to the Prospectus, subject to Section 4(b) hereof, whether by filing documents pursuant to the 1934 Act or the 1933 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements and the Company will furnish to the Agent and counsel for the Agent, without charge, such number of copies of such amendment or supplement as the Agent and counsel for the Agent may reasonably request. In addition, the Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of each offering of Notes.

     (f) Prospectus Revisions - Periodic Financial Information. Except as otherwise provided in Section 4(l) hereof, on or prior to the date on which there shall be released to the general public interim financial statement information related to the Company with respect to each of the first three quarters of any fiscal year or preliminary financial statement information with respect to any fiscal year, the Company shall furnish such information to the Agent, confirmed in writing, and shall cause the Prospectus to be amended or supplemented to include or incorporate by reference financial information with respect thereto and corresponding information for the comparable period of the preceding fiscal year, as well as such other information and explanations as shall be necessary for an understanding thereof or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (g) Prospectus Revisions - Audited Financial Information. Except as otherwise provided in Section 4(l) hereof, on or prior to the date on which there shall be released to the general public financial information included in or derived from the audited financial statements of the Company for the preceding fiscal year, the Company shall furnish such information to the Agent, confirmed in writing, and shall cause the Registration Statement and the Prospectus to be amended or supplemented, as the case may be, whether by the filing of documents pursuant to the 1934 Act or the 1933 Act or otherwise, to include or incorporate by reference such audited financial statements and the report or reports, and consent or consents to such inclusion or incorporation by reference, of the independent accountants with respect thereto, as well as such other information and explanations as shall be necessary for an understanding of such financial statements or as shall be required by the 1933 Act or the 1933 Act Regulations.

     (h) Earnings Statements. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering each twelve month period beginning, in each case, not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in such Rule 158) of the Registration Statement with respect to each sale of Notes.

     (i) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Agent, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Agent may designate, and will maintain such qualifications in effect for as long as may be required for the distribution of the Notes; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified as above provided. The Company will promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any such state or jurisdiction or the initiating or threatening of any proceeding for such purpose.

     (j) Reporting Requirements. During the term of this Agreement, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or

15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

     (k) Stand-Off Agreement. If required pursuant to the terms of any agreement entered into between the Agent acting as principal and the Company, between the date of the agreement to purchase such Notes from the Company and the Settlement Date with respect to such purchase, the Company will not, without the prior written consent of the Agent, offer or sell, issue, grant any option for the sale of, or enter into any agreement to sell, or otherwise dispose of, any debt securities of the Company (other than the Notes that are to be sold pursuant to such agreement and commercial paper in the ordinary course of business). This agreement of the Company shall herein be referred to as the "Stand-Off Agreement."

     (l) Suspension of Certain Obligations. The Company shall not be required to comply with the provisions of subsection (e), (f) or (g) of this Section during any period from the time (i) the Agent shall have suspended solicitation of offers to purchase the Notes in its capacity as Agent pursuant to a request from the Company and (ii) the Agent shall not then hold any Notes purchased as principal pursuant hereto, until the time the Company shall determine that solicitation of offers to purchase the Notes should be resumed or the Agent shall subsequently purchase Notes from the Company as principal.

     (m) Use of Proceeds. The Company will use the net proceeds received by it from the issuance and sale of the Notes in the manner specified in the Prospectus.

     (n) Ratings. The Company will take all reasonable action necessary to enable one or more of S&P, Moody's or any other nationally recognized statistical rating organization selected by the Agent to provide their respective credit ratings of the Program as specified in Section (2)(m) hereof.

SECTION 5.   Conditions of Agent's Obligations.
             ---------------------------------

     The obligations of the Agent to solicit offers to purchase the Notes as the Agent of the Company and to purchase Notes as principal, and the obligations of any purchasers of the Notes sold through the Agent as agent, will be subject to the accuracy of the representations and warranties of the Company herein contained and to the accuracy of the statements of the officers of the Company made in any certificate furnished pursuant to the provisions hereof, to the performance and observance by the Company of all its covenants, agreements and other obligations herein contained and to the following additional conditions precedent:

       (a) Effectiveness of Registration Statement. The Registration Statement (including any Rule 462(b) Registration Statement) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act; no proceedings for that purpose shall have been instituted or shall be pending or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agent; and no state securities authority of any jurisdiction shall have suspended the qualification or registration of the Notes for offering or sale in such jurisdiction and no proceedings for that purpose shall have been instituted or shall be pending or threatened.

     (b) Legal Opinions. On the date hereof, the Agent shall have received the following legal opinions, dated as of the date hereof and in form and substance satisfactory to counsel for the Agent:

             (i) Opinion of Counsel for the Company. On the date hereof, the Agent shall have received the favorable opinion, dated as of the date hereof, of Krieg DeVault Alexander & Capehart, counsel for the Company, to the effect set forth in Exhibit B hereto, and otherwise in form and substance acceptable to the Agent.

             (ii) Opinion of Counsel for the Agent. On the date hereof, the Agent shall have received the favorable opinion, dated as of the date hereof, of Baker & Daniels, counsel for the Agent, with respect to the incorporation of the Company, the validity of the Notes, the Registration Statement, the Prospectus and such other related matters as the Agent may reasonably request.

     (c) Officer's Certificate. On the date hereof, the Agent shall have received a certificate of the Chairman or President and the Chief Financial Officer of the Company, dated as of the date hereof, to the effect that (i) since the respective dates as of which information is given in the Prospectus or since the date of any agreement by the Agent to purchase Notes as principal, or since the date of any applicable Pricing Supplement there has not been any material adverse change in the financial condition, or in the earnings, assets or business of the Company and its subsidiaries on a consolidated basis, whether or not arising in the ordinary course of business,
(ii) the representations and warranties of the Company contained in Section 2 hereof are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the best of such officer's knowledge, are threatened by the Commission. As used in this Section 5(c), the term "Prospectus" means the Prospectus in the form first provided to the Agent for use in confirming sales of the Notes.

     (d) Comfort Letter of Arthur Andersen LLP. On the date hereof, and on each Settlement Date (but, in any event, not more frequently than once during each fiscal quarter of the Company unless otherwise required pursuant to clause (i) or clause (ii) of Section 7(d) hereof), the Agent shall have received (unless the Agent shall otherwise specify) a letter from Arthur Andersen LLP, dated as of the date hereof or the applicable Settlement Date, as the case may be, and in form and substance reasonably satisfactory to the Agent, to the effect set forth in Exhibit C hereto.

     (e) Ratings. At the Settlement Date and at any relevant Representation Date, the Notes shall have at least the ratings as specified in Section (2)(m). Since the time of acceptance by the Company of any offer to purchase a Note, there shall not have occurred a downgrading in the rating assigned to the Program or any other debt securities of the Company by any such rating organization, and no such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Program or the Company's other debt securities.

     (f) Additional Documents. On the date hereof and on each Settlement Date, counsel to the Agent shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of Notes as herein contemplated shall be satisfactory in form and substance to the Agent and to counsel to the Agent.

     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agent by notice to the Company at any time and any such termination shall be without liability of any party to any other party, except that the covenant regarding provision of an earnings statement set forth in
Section 4(h) hereof, the provisions concerning payment of expenses under
Section 10 hereof, the indemnity and contribution agreement set forth in Sections 8 and 9 hereof, the provisions concerning the representations, warranties and agreements to survive the delivery set forth in Section 11 hereof, the provisions relating to governing law set forth in Section 15 and the provisions relating to parties set forth in Section 14 hereof shall remain in effect.

SECTION 6.   Delivery of and Payment for Notes Sold Through the Agent.
             --------------------------------------------------------

     Delivery of Notes sold through the Agent as agent shall be made by the Company to the Agent for the account of any purchaser only against payment therefor in immediately available funds. In the event that a purchaser shall fail either to accept delivery of or to make payment for a Note on the date fixed for settlement, the Agent shall promptly notify the Company and deliver such Note to the Company and, if the Agent has theretofore paid the Company for such Note, the Company will promptly return such funds to the Agent. If such failure occurred for any reason other than default by the Agent in the performance of its obligations hereunder, the Company will reimburse the Agent on an equitable basis for its loss of the use of the funds for the period such funds were credited to the Company's account.

SECTION 7.   Additional Covenants of the Company.
             -----------------------------------

     The Company further covenants and agrees with the Agent as follows:

     (a) Reaffirmation of Representations and Warranties. Each acceptance by the Company of an offer for the purchase of Notes (whether to the Agent as principal or through the Agent as agent), and each delivery of Notes (whether to the Agent as principal or through the Agent as agent), shall be deemed to be an affirmation that the representations and warranties of the Company contained in this Agreement and in any certificate theretofore delivered to the Agent pursuant hereto are true and correct at the time of such acceptance or sale, as the case may be, and an undertaking that such representations and warranties will be true and correct at the time of delivery to the Agent or to the purchaser or its agent, as the case may be, of the Notes relating to such acceptance or sale, as the case may be, as though made at and as of each such time (and it is understood that such representations and warranties shall relate to the Registration Statement and Prospectus as amended and supplemented to each such time).

     (b) Subsequent Delivery of Certificates. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement or an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes or similar changes, and other than by an amendment or supplement which relates exclusively to the issuance of securities other than the Notes), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on Form 8-K, unless the Agent shall otherwise specify), (iii) (if required in connection with the purchase of Notes by the Agent as principal) the Company sells Notes to the Agent as principal or (iv) the Company issues and sells Notes in a form not previously certified to the Agent by the Company, the Company shall (unless the Agent shall otherwise specify) furnish or cause to be furnished to the Agent forthwith a certificate dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form satisfactory to the Agent to the effect that the statements contained in the certificate referred to in
Section 5(c) hereof which were last furnished to the Agent are true and correct at the time of such amendment, supplement, filing or sale, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in Section 5(c) hereof, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate (it being understood that, in the case of clause (iii) above, any such certificate shall also include a certification that there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as a whole since the date of the agreement by the Agent to purchase Notes from the Company as principal).

     (c) Subsequent Delivery of Legal Opinions. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than by a Pricing Supplement or an amendment or supplement providing solely for a change in the interest rate or formula applicable to the Notes or similar changes or solely for the inclusion of additional financial information, and other than by an amendment or supplement which relates exclusively to the issuance of securities other than the Notes), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than any Current Report on form 8-K, unless the Agent shall otherwise specify), (iii) (if required in connection with the purchase of Notes by the Agent as principal) the Company sells Notes to the Agent as principal, or (iv) the Company issues and sells Notes in a form not previously certified to the Agent by the Company, the Company shall (unless the Agent shall otherwise specify) furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent the written opinion Krieg DeVault Alexander & Capehart, counsel for the Company, dated the date of filing with the Commission of such supplement or document, the date of effectiveness of such amendment, or the date of such sale, as the case may be, in form and substance satisfactory to the Agent, of the same tenor as the opinions referred to in Exhibit B hereof, but modified, as necessary, to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions or, in lieu of such opinions, counsel last furnishing such opinions to the Agent shall furnish the Agent with a letter substantially to the effect that the Agent may rely on such last opinion to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

     (d) Subsequent Delivery of Comfort Letters. Each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional financial information (other than by an amendment or supplement which relates exclusively to the issuance of securities other than the Notes), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional financial information (other than any Current Report on Form 8-K relating exclusively to supplemental information or earnings releases, each in connection with quarterly or annual financial results of the Company or either of the Company), or (iii) (if required in connection with the purchase of Notes by the Agent as principal) the Company sells Notes to the Agent as principal, the Company shall (unless the Agent shall otherwise specify) cause Arthur Andersen LLP forthwith to furnish to the Agent a letter, dated the date of effectiveness of such amendment, supplement or document with the Commission, or the date of such sale, as the case may be, in form satisfactory to the Agent, of the same tenor as the letter referred to in Section 5(d) hereof but modified to relate to the Registration Statement and Prospectus as amended and supplemented to the date of such letter, and with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company or the Company.

     (e) Exception to Certain Requirements of Section 7. Notwithstanding anything else contained herein to the contrary, the Company shall not be required to furnish, or to cause to be furnished, the certificates, legal opinions and comfort letters contemplated by Sections 7(b)(ii), 7(c)(ii) or 7(d)(ii) hereof so long as the Agent is not, at the time that such certificates, legal opinions or comfort letters are required to be delivered,
(i) soliciting offers to purchase Notes in its capacity as Agent hereunder or
(ii) holding any Notes purchased as principal pursuant hereto; provided, however, that the Agent shall not be required to solicit offers to purchase Notes hereunder or to purchase or hold Notes as principal pursuant hereto until the Company shall have provided the Agent with the certificates, legal opinions and comfort letters required by Sections 7(b), 7(c) and 7(d) hereof; and provided further, that the Company shall, in any event, furnish or cause to be furnished such certificates, legal opinions and comfort letters upon the filing with the Commission of each Annual Report on Form 10-K of the Company.

SECTION 8.   Indemnification.
             ---------------

     (a) Indemnification of the Agent. The Company agrees to indemnify and hold harmless the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

             (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information filed with the Commission pursuant to Rule 430A or Rule 434 of the 1933 Act Regulations (the "Rule 430A Information and the Rule 434 Information") deemed to be a part thereof, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading:

             (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever which, in each such case, is based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company; and

             (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Agent, which counsel shall be reasonably acceptable to Company), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever which, in each such case, is based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434

Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (b) Indemnification of the Company, Directors and Officers. The Agent agrees to indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who signed the Registration Statement (or signs any amendment thereto), and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information deemed to be a part thereof, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

     (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to
Section 8(a) above, counsel to the indemnified parties shall be selected by the Agent and shall be reasonably acceptable to the Company, and, in the case of parties indemnified pursuant to Section 8(b) hereof, counsel to the indemnified parties shall be selected by the Company and shall be reasonably acceptable to the Agent. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

     No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with the provisions hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into in good faith by the indemnified party more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 9.   Contribution.
             ------------

     If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agent, on the other hand, from the offering of the Notes that were the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company, on the one hand, and the Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company, on the one hand, and the Agent, on the other hand, in connection with the offering of the Notes that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Company and the total discount or commission received by the Agent, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of such Notes as set forth on such cover.

     The relative fault of the Company, on the one hand, and the Agent, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Agent and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Agent agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 9, the Agent shall not be required to contribute any amount in excess of the amount by which the total discount or commission received by the Agent in connection with the offering of Notes that were the subject of the claim for indemnification exceeds the amount of any damages which the Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 9, each person, if any, who controls the Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Agent, and each director of the Company, each officer of the Company who signed the Registration Statement (or signs any amendment thereto), and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 10.  Payment of Expenses.
             -------------------

     The Company will pay all expenses incident to the performance of its obligations under this Agreement, including:

     (a) the preparation, filing, printing and delivery of the Registration Statement and all amendments thereto and the Prospectus and any amendments or supplements thereto;

     (b) the preparation, filing, printing, delivery and reproduction of this Agreement;

     (c) the preparation, printing, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Notes;

     (d) the fees and disbursements of the Company's accountants and counsel, of the Trustee and its counsel, and of any calculation agent;

     (e) the reasonable fees and disbursements of counsel to the Agent incurred in connection with the establishment of the Program (including, without limitation, the preparation of the Registration Statement, the forms of the Notes, the Indenture and this Agreement) and incurred from time to time in connection with the transactions contemplated hereby up to an aggregate amount of $2,500;

     (f) the qualification of the Notes under state securities laws in accordance with the provisions of Section 4(i) hereof, including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Survey;

     (g) the printing and delivery to the Agent in quantities as hereinabove stated of copies of the Registration Statement and any amendments thereto, and of the Prospectus and any amendments or supplements thereto, and the delivery by the Agent of the Prospectus and any amendments or supplements thereto in connection with solicitations or confirmations of sales of the Notes;

     (h) the preparation, reproducing and delivery to the Agent of copies of the Indenture and all supplements and amendments thereto;

     (i) any fees charged by S&P, Moody's and any other nationally recognized statistical rating organization for the rating of the Program and the Notes;

     (j) the fees and expenses incurred in connection with any listing by the Company of Notes on a securities exchange;

     (k) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agent in connection with, the review, if any, by the NASD; and

     (l) any advertising and other out-of-pocket expenses of the Agent incurred with the written approval of the Company in its discretion.

SECTION 11.  Representations, Warranties and Agreements to Survive Delivery.
             --------------------------------------------------------------

     All representations, warranties and agreements contained in this Agreement, or in certificates of the Company or authorized representatives of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Agent or any controlling person of the Agent, or by or on behalf of the Company, and shall survive each delivery of and payment for any of the Notes.

SECTION 12.  Termination.
             -----------

     (a) Termination of this Agreement. This Agreement (excluding any agreement hereunder by the Agent to purchase Notes as principal) may be terminated for any reason, at any time by either the Company or the Agent, upon the giving of 30 days' written notice of such termination to the other party hereto; provided, however, that the Agent may immediately terminate this Agreement if, despite the Agent's reasonable objection, the

Company files with the Commission any document, notice of which filing is required to be given to the Agent pursuant to Section 4(b) hereof.

     (b) Termination of Agreement to Purchase Notes as Principal. The Agent may terminate any agreement hereunder by the Agent to purchase Notes as principal, immediately upon notice to the Company, at any time prior to the Settlement Date relating thereto (i) if there has been, since the date of such agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other national or international calamity or crisis the effect of which is such as to make it, in the judgment of the Agent, impracticable to market the Notes or enforce contracts for the sale of the Notes, or (iii) if trading in any Notes of the Company has been suspended or limited by the Commission or a national securities exchange, or if trading generally on either the Nasdaq National Market System or the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for Notes have been required, by either of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium shall have been declared by either the United States, New York, Indiana, Illinois or Kentucky or (iv) if the rating assigned by any nationally recognized statistical rating organization to the Program, any debt securities of the Company or the Company's other Notes as of the date of such agreement shall have been lowered or withdrawn since that date or if any such rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of the Program or any debt securities of the Company or the Company's other Notes, or (v) if there shall have come to the attention of the Agent any facts that would reasonably cause it to believe that the Prospectus, at the time it was required to be delivered to a purchaser of Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading. As used in this Section 12(b), the term "Prospectus" means the Prospectus in the form first provided to the Agent for use in confirming sales of the related Notes.

     (c) General. In the event of any such termination, neither party will have any liability to the other party hereto, except that (i) the Agent shall be entitled to any commission earned in accordance with the third paragraph of Section 3(a) hereof, (ii) if at the time of termination (x) the Agent shall own any Notes purchased by it as principal with the intention of reselling them or (y) an offer to purchase any of the Notes has been accepted by the Company but the time of delivery to the purchaser or its agent of the Note or Notes relating thereto has not occurred, the covenants set forth in Sections 4 and 7 hereof shall remain in effect until such Notes are so resold or delivered, as the case may be, and the Company shall be entitled to receive the proceeds of the sale, if any, of all Notes purchased or to be purchased by the Agent as principal or as to which the Agent has solicited the offer to purchase that the Company has accepted, but as to which the date fixed for settlement has not occurred, and (iii) the covenant set forth in section 4(b) hereof, the provisions of Section 10 hereof, the indemnity and contribution agreements set forth in Sections 8 and 9 hereof, and the provisions of Sections 11, 14 and 15 hereof shall remain in effect.

SECTION 13.  Notices.
             -------

     Unless otherwise provided herein or in the Procedures, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by telex, telecopier or telegram, and any such notice shall be effective when received at the address specified below.

     (a)     If to the Company, to:

                     Old National Bancorp
                     420 Main Street
                     Evansville, Indiana 47708
                     Attention: Jeffrey L. Knight,
                                Corporate Secretary and General Counsel
                     Telecopy No.: (812) 464-1567


     (b)     If to the Agent, to:

                     Smith Barney Inc.
                     390 Greenwich Street - 4th Floor
                     New York, New York 10013
                     Attention: MTN Product Management/Origination Telecopy No.: (212) 723-8854

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 13.

SECTION 14.  Parties.
             -------

     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 8 and 9 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes shall be deemed to be a successor by reason merely of such purchase.

SECTION 15.  GOVERNING LAW.
             -------------

     THIS AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF INDIANA WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

SECTION 16.  Effect of Headings.
             ------------------

     The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 17.  Counterparts.
             ------------

     This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts hereof shall constitute a single instrument.

     If the foregoing is in accordance with the Agent's understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Agent and the Company in accordance with its terms.

                                      Very truly yours,

                                      OLD NATIONAL BANCORP

                                      By: /s/ RONALD B. LANKFORD
                                          ------------------------------------
                                          Name: Ronald B. Lankford
                                          Title: President and Chief Operating
                                                 Officer


CONFIRMED AND ACCEPTED, as of the date first above written:

SMITH BARNEY INC.


By:  /s/ PAUL SHELDON
     -------------------------
     Authorized Representative

                                  SCHEDULE A

     As compensation for the services of the Agent hereunder, the Company shall pay the Agent, on a discount basis, a commission for the sale of each Note equal to the principal amount* of such Note multiplied by the appropriate percentage set forth below:

                                                        PERCENT OF
MATURITY RANGES                                      PRINCIPAL AMOUNT
---------------                                      ----------------

From 9 months to less than 1 year                          .125%

From 1 year to less than 18 months                         .150

From 18 months to less than 2 years                        .200

From 2 years to less than 3 years                          .250

From 3 years to less than 4 years                          .350

From 4 years to less than 5 years                          .450

From 5 years to less than 6 years                          .500

From 6 years to less than 7 years                          .550

From 7 years to less than 10 years                         .600

From 10 years to less than 15 years                        .625

From 15 years to less than 20 years                        .675

From 20 years to 30 years                                  .750

Greater than 30 years                                       **


__________________

* With respect to zero-coupon or discount Notes, the principal amount upon which the Agent's commission shall be based shall be the initial issue price (and not the face amount) of such Notes.

**   As agreed to by the Company and the Agent at the time of sale.

                                                                     EXHIBIT A

                                PRICING TERMS


     The following terms, if applicable, shall be agreed to by the Agent and the Company in connection with each sale of Notes:

     Principal Amount: $__________
          (Or principal amount of foreign or composite currency)

     Interest Rate or Formula:

          If Fixed Rate Note,
             Interest Rate:
             Interest Payment Dates:

          If Floating Rate Note,
             Interest Rate Basis(es):
               If LIBOR,
               [ ] LIBOR Reuters
               [ ] LIBOR Telerate
               Designated LIBOR Page:
               [ ] Reuters Page:
               [ ] Telerate:

               If CMT Rate,
                  Designated CMT Telerate Page:
                    If Telerate Page 7052:
                        [ ] weekly average
                        [ ] monthly average
               Designated CMT Maturity Index:
          Interest Calculation:
          Index Maturity:
          Spread and/or Spread Multiplier, if any:
          Initial Interest Rate, if any:
          Initial Interest Reset Date:
          Interest Reset Dates:
          Interest payment Dates:
          Maximum Interest Rate, if any:
          Minimum Interest Rate, if any:
          Fixed Rate Commencement Date, if any:
          Fixed Interest Rate, if any:

          Day Count Convention:
          Calculation Agent:
          Redemption Provisions:
               Initial Redemption Date:
               Initial Redemption Percentage:
               Annual Redemption Percentage Reduction, if any:

          Repayment Provisions:
               Optional Repayment Date(s):
          Original Issue Date:
          Stated Maturity Date:
          Specified Currency:
     Authorized Denomination:
          Purchase Price: ____%, plus accrued interest, if any, from ________ Price to Public: ___%, plus accrued interest, if any, from ________ Issue Price:
          Settlement Date and Time:
          Additional /Other Terms

     Also in connection with the purchase of Notes from the Company by the Agent as principal, agreement as to whether the following will be required:

     Officers' Certificate pursuant to Section 7(b) of the Distribution
          Agreement.
     Legal Opinion pursuant to Section 7(c) of the Distribution Agreement. Comfort Letter pursuant to Section 7(d) of the Distribution Agreement. Stand-Off Agreement pursuant to Section 4(k) of the Distribution
          Agreement.

                                                                     EXHIBIT B

                       FORM OF OPINION OF THE COMPANY'S
                       COUNSEL TO BE DELIVERED PURSUANT
                              TO SECTION 5(b)(i)


     (1) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Indiana and has the corporate power and authority to own, lease and operate its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Distribution Agreement.

     (2) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction other than the State of Indiana in which such qualification is required, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

     (3) The authorized, issued and outstanding shares of capital stock of the Company are as set forth or incorporated by reference in the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable.

     (4) Each of the Company's subsidiaries (a) that has been incorporated under state law has been duly incorporated and is validly existing and, where applicable, in good standing under the laws of the state of its jurisdiction of organization, (b) that is a national banking association has been duly incorporated and is validly existing under federal law and (c) has the corporate power and authority to own, lease and operate its properties and to conduct the business in which it is engaged as described in the Prospectus. All of the issued and outstanding shares of capital stock of each of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of any Liens, except (i) to the extent provided by 12 U.S.C. § 55, as amended and (ii) for qualifying shares which may be owned by directors of the Company's subsidiaries.

     (5) The Distribution Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     (6) The Securities have been duly authorized by all necessary action on the part of the Company, and when (a) the variable terms of the Securities have been established by the authorized committee or officers of the Company to whom such authority has been delegated, (b) the Securities have been executed and authenticated in the manner provided for in the Indenture and (c) the Securities have been delivered by the Company pursuant to the

Distribution Agreement, the Prospectus and any applicable Pricing Supplement against payment of the consideration therefor, (i) the Securities will constitute valid and legally binding obligations of the Company, (ii) the Securities will be enforceable against the Company and (iii) each registered holder of Securities will be entitled to the benefits of the Indenture. The Securities, in the form certified by the Company on the date hereof, have been established in conformity with the provisions of the Indenture, are in the form contemplated by the Indenture and conform, in all material respects, to the description thereof contained in the Prospectus.

     (7) The Indenture has been duly authorized, executed and delivered by the Company is enforceable against the Company, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The Indenture has been duly qualified under the 1939 Act and conforms in all material respects to the description thereof contained in the Prospectus.

     (8) The execution, delivery and performance of the Distribution Agreement, the Indenture and the Securities by the Company, and the compliance by the Company with its obligations thereunder, do not (a) conflict with or constitute a breach of or a default or Repayment Event under any Agreements and Instruments of which such counsel's Primary Lawyer Group has Actual Knowledge, except for such conflicts, breaches, defaults or Repayment Events that would not result in a Material Adverse Effect, (b) result in any violation of the provisions of the Articles of Incorporation or By-Laws of the Company or (c) result in the violation of any applicable law or regulation or any judgment, order, writ or decree, of any government, government instrumentality or court having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations of which such counsel's Primary Lawyer Group has Actual Knowledge, except for such violations that would not have a Material Adverse Effect.

     (9) No filing with, or authorization, approval, consent, order, registration or qualification of, any court or governmental authority or agency is required for the performance by the Company of its obligations under the Distribution Agreement or the Indenture, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1939 Act, the 1939 Act Regulations or state securities laws.

     (10) Each part of the Registration Statement, when such part became effective, and the Prospectus and any amendments and supplements thereto made by the Company prior to the date hereof, on the date of filing thereof with the Commission, complied in all material respects as to form with the requirements of the 1933 Act, the 1933 Act Regulations, the 1939 Act and the 1939 Act Regulations, other than any financial statements or information (including the notes thereto) and related schedules, and any statistical data as to all of which such counsel expresses no opinion.

     (11) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus and any amendments and supplements thereto made by the Company prior to the date hereof, on the date of filing thereof with the Commission, complied in all material respects as to form with the requirements of the 1934 Act and the 1934 Act Regulations, other than any financial statements or information (including the notes thereto) and related schedules, and any statistical data as to all of which such counsel expresses no opinion.

     (12) Such counsel, in the course of acting as counsel to the Company, such counsel met in conferences and participated in telephone conversations with representatives of the Company, the Agent, the Company's accountants and the Agent's attorneys, during which conferences and telephone conversations the contents of the Registration Statement and the Prospectus and related matters were discussed. Based on such counsel's participation in the above-mentioned conferences, telephone conversations and discussions and such counsel's review of the Registration Statement and the Prospectus, such counsel hereby advises you that no information has, to such counsel's Actual Knowledge of its Primary Lawyer Group, come to such counsel's attention which causes such counsel: (a) to believe that the Registration Statement as of the effective time of the Registration Statement or any amendment thereto made by the Company prior to the date hereof (other than any financial information or statements (including the notes thereto) and related schedules included therein, and any statistical data as to all of which such counsel expresses no view) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) to believe that, as of the date of filing with the Commission and as of the date hereof, the Prospectus and any amendment or supplement thereto made by the Company prior to the date hereof (other than any financial information or statements (including the notes thereto) and related schedules included therein, and any statistical data as to all of which such counsel expresses no view) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of circumstances in which they were made, not misleading; and (c) to believe that any of the documents incorporated by reference into the Registration Statement and the Prospectus and any amendment or supplement thereto made by the Company prior to the date hereof (other than any financial information or statements (including the notes thereto) any related schedules included therein and any statistical data as to all of which such counsel expresses no view), when read together with the other information in the Registration Statement, Prospectus and any amendments or supplements thereto, when they were so filed contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     With respect to the opinions set forth in clauses (2) and (4), counsel may rely upon opinions of local counsel or the Company's General Counsel, provided that counsel shall state that they believe that both the Agent and
they are justified in relying upon such opinions.   Copies of any such
opinions, and of any certificates on which such counsel relies, shall be furnished to the Agent's counsel at the time the opinion is delivered.

                                                                     EXHIBIT C

                     FORM OF ACCOUNTANT'S COMFORT LETTER
                           PURSUANT TO SECTION 5(d)


                     [LETTERHEAD OF ARTHUR ANDERSEN LLP]

[Date]


Smith Barney Inc.
390 Greenwich Street - 4th Floor
New York, New York 10013

Ladies and Gentlemen:

This letter is written at the request of Old National Bancorp (the
"Company"). We have audited the consolidated balance sheets of the Company and its subsidiaries as of December 31, ____ and ____, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 31, ____, incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, ____, and incorporated by reference in the Registration Statement on Form S-3 (No. 333-_____) filed by the Company under the Securities Act of 1933 (the "Act"). Our reports with respect to the Company are also incorporated by reference in that registration statement and the prospectus dated July 23, 1997. The registration statement and the prospectus are herein referred to as the "Registration Statement."

In connection with the Registration Statement:

     1. We are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

     2. In our opinion, the consolidated financial statements and schedules audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the related published rules and regulations.

     3. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, ____; although we have conducted an audit of the Company for the year ended December 31, ____, the purpose (and therefore the scope) of the audit was to enable us to express our opinion

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             on the consolidated financial statements as of December 31, ____, and for the year then ended, but not on the consolidated
             financial statements for any interim period within that year. Therefore, we are unable to and do not express any opinions: (1) on the unaudited consolidated condensed balance sheets as of ______ __, ____, and the unaudited consolidated condensed balance sheet as of _______ __, ____, and the unaudited consolidated condensed statements of income, shareholders' equity and cash flows for the [____-month and] ____- month period[s] ended
             _______ __, ____, and ____ included in the Company's Quarterly Report on Form 10-Q for the quarter ended _______ __, ____, and included or incorporated by reference in the Registration Statement, or in the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, ____.

     4. For purposes of this letter, we have read the ____ minutes of meetings of the Board of Directors, shareholders and Audit Committees of the Company's Board of Directors, but not of any affiliates of the Company, read the written consents of the Company's Board of Directors, as set forth in the minute books at _________ __, ____, officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein, and have carried out other procedures to _______ __, ____, as follows (our work did not extend to ________ __,
             ____):

             a. With respect to the ___-month [and ____-month] period[s] ended _______ __, ____ and ____, we have

                     (i) Read the unaudited consolidated condensed financial statements for these periods, included in the Company's Quarterly Report on Form 10-Q for the quarter ended ______ __, ____, incorporated by reference in the Registration Statement, and agreed the amounts contained therein with the Company's accounting records as of _______ __, ____ and ____, and for the
                             ___-month [and ____-month] period[s] then ended.

                     (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated condensed financial statements referred to in 4.(a)(i): (1) are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement, and (2) comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related published rules and

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                             regulations.  Those officials stated that the
                             unaudited consolidated condensed financial statements (1) are in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements, and (2) comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the related published rules and regulations.

             b. With respect to the period from ______ __, ____ to ______ __, ____, we have

                     (i) Read the unaudited condensed consolidated financial statements of the Company for ________, [________] and ________ of both ____ and ____
                             furnished us by the Company (the financial information for ________, [________] and ________
                             is incomplete in that it omits the statements of cash flows and footnote disclosures), and agreed the amounts contained therein to the Company's accounting records. Officials of the Company have advised us that no such financial statements as of any date or for any period subsequent to ________ ___, ____, were available.

                     (ii) Inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (1) the unaudited financial statements referred to in b.(i) are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by reference in the Registration Statement, (2) at ________ __, ____, there was any change in the common stock (other than issuances of common stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding at ________ __, ____), increase in long-term debt or any decrease in stockholders' equity of the Company as compared with amounts shown in the ________ __, ____ unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement and, (3) for the period from ________ __, ____ to ________ __, ____, there was a decrease, as compared with the corresponding period in the preceding year, in consolidated net income. Those officials stated that (1) the unaudited consolidated financial statements referred to in 4.b.(1) are stated on a basis substantially consistent with that of the audited consolidated financial statements incorporated by

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                             reference in the Registration Statement, (2) at
                             ________ __, ____, there was no increase in long-term debt, and no decrease in stockholders' equity in the Company as compared with amounts shown in the ________ __, ____, unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement and,
                             (3) there was no decrease for the period from ________ __, ____ to ________ __, ____, as compared with the corresponding period in the preceding year, in consolidated net income. Management did indicated a change in the dollar amount of common stock, at $1 stated value per share, from $___________ at ________ __, ____ to
                             $___________ at ________ __, ____.

             c. As mentioned in 4.b.(1), Company officials have advised us that no financial statements as of any date or for any period subsequent to ________ __, ____, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after ________ __, ____, have, of necessity, been even more limited than those with respect to the periods referred to in 4.a. and 4.b. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (a) at ________ __, ____, there was any change in the common stock (other than issuances of common stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities), increase in long-term debt or decrease in stockholders' equity of the Company as compared with amounts shown in the ________ __, ____, unaudited condensed consolidated balance sheet incorporated by reference in the Registration Statement, or (b) for the period from ________ __, ____ to ________ __, ____, there was a decrease, as compared with the corresponding period in the preceding year, in consolidated net income. Those officials stated that at ________ __, ____, there was no increase in long-term debt. Management did indicated that a change in the dollar amount of common stock, at $1 stated value per share, from $__________ at ________ __, ____ to $__________ at ________ __, ____. Management has
                     represented to us that no data is available with regard to the consolidated financial position and operating results including stockholders' equity and consolidated net income for the period from ________ __, ____ to ________ __, ____.

     The foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for

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     your purposes.  Had we performed procedures or had we conducted an audit or a review, other matters might have come to our attention that would have been reported to you.

[Include the following paragraph 5 if any pro forma financial information is included or incorporated by reference into the Registration Statement:]

     5.      At your request, we have:

             a. Read the unaudited pro forma combined condensed balance sheet as of _______ __, ____, of the Company, and the unaudited pro forma combined condensed statements of operations for the year ended ______ __, ____, and the ____-month period ended ________ __. ____, of the Company, included or incorporated by reference in the Registration Statement.

             b. Inquired of certain officials of the Company who have responsibility for financial and accounting matters about -

                     (i) The basis for their determination of the pro forma adjustments, and

                     (ii) Whether the unaudited pro forma combined condensed financial statements referred to in 5a. comply as to form in all material respects with the applicable accounting requirements of rule 11--02 of Regulation S-X.

             c. Proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma combined condensed financial statements.

     The foregoing procedures are substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments, and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion. The forgoing procedures would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representation about the sufficiency of such procedures for your purposes.

     6. For purposes of this letter, we have also read the items identified by you on the attached copy of the Registration Statement, the Company's Annual Report on form 10-K for the year ended ________ __, ____ and the Company's Quarterly Report on Form 10-Q for the ___-month period ended ________ __, ____, and

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             have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

             A Compared to or recalculated from the audited financial statements or notes thereto included in the Company's Annual Report on Form 10-K for the year ended ________ __, ____, and found the amounts or percentages to be in agreement.

             Q Compared to or recalculated from the unaudited consolidated condensed financial statements or notes thereto included in the Company's Quarterly Report on Form 10-Q for the ____-month period ended _______ __, ____, and found the amounts or percentages to be in agreement.

             M       Verified arithmetical accuracy.

             P Compared to or recalculated from unaudited internal schedules (worksheets) or reports prepared by Company personnel and found the amounts or percentages to be in agreement. Amounts were rounded to the nearest whole dollar or percentage where applicable.

             F Compared to or recalculated from the unaudited pro forma combined condensed financial statements or notes thereto included or incorporated by reference in the Registration Statement, and found the amounts to be in agreement.

     7. Our audits of the financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein nor any other period did we perform audit tests for the purposes of expressing an opinion on individual balances or accounts or summaries of selected transactions such as those enumerated above and, accordingly, we express no opinion thereon.

     8. It should be understood that our work with respect to the "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference in the Company's Annual Report on Form 10-K for the year ended _______ __, ____, and Quarterly Report on Form 10-Q for the ____-month period ended _________ __, ____, was limited to applying the procedures stated above and, thus, we make no representations regarding the adequacy of disclosure or, other than with respect to the noted results of the specified procedures applied, the accuracy of the discussion contained therein or whether any facts have been omitted.

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     9.      It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency of your purposes of the procedures enumerated in the preceding paragraphs, also, such procedures would not necessarily reveal any material misstatement of the amounts, or percentages referred to above. Further, we have addressed ourselves solely to the foregoing data as set forth, or incorporated by reference, in the Registration Statement and make no representations regarding the adequacy of the disclosure or regarding whether any material facts have been omitted.

     10. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company and subsidiaries in connection with the offering of the securities covered by the Registration Statement, and it is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sales of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.


                                      ARTHUR ANDERSEN LLP














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